Exhibit 10.7(b)

FIRST AMENDMENT TO THE

HCA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(as amended and restated effective December 22, 2010)

THIS AMENDMENT to the HCA Supplemental Executive Retirement Plan, as originally adopted effective July 1, 2001, and last amended and restated effective December 22, 2010 (the “SERP”), is hereby adopted and executed by the undersigned duly authorized officer of HCA Inc. (the “Company”) as of the date set forth below.

W I T N E S S E T H :

WHEREAS, the Company maintains the SERP for the benefit of certain of its employees; and

WHEREAS, Section 8.1 of the SERP provides that the Board of Directors of the Company (the “Board”) has the authority to amend the SERP; and

WHEREAS, the SERP provides that payments will be delayed to the extent that such payments would be nondeductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, changes made to Code Section 162(m) by the Tax Cuts and Job Acts (the “TCJA”) would result in a significant delay of certain SERP payments; and

WHEREAS, guidance issued by the Department of Treasury in connection with proposed regulations under Code Section 162(m) provide that a plan such as the SERP may be amended to remove a requirement that payments be delayed to the extent that such payments would be nondeductible under Code Section 162(m) and that such amendment will neither jeopardize the amounts under the SERP that are grandfathered from the TCJA changes to Code Section 162(m) nor violate the payment acceleration prohibitions under Code Section 409A; and

WHEREAS, the Board has authorized the undersigned officer of the Company to amend the SERP to remove the requirement that payments be delayed to the extent that such payments would be nondeductible under Code Section 162(m).

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the date this Amendment is executed, the first sentence of Section 4.3 of the SERP is amended to read as follows:

Notwithstanding any other provision of this Plan to the contrary, to the extent permissible under Code Section 409A, Benefit payments will be delayed if the Committee believes that delay is necessary to: (a) prevent a violation of Federal securities laws or other laws; or (b) satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA).

[signature on following page]

IN WITNESS WHEREOF, the undersigned officer of the Company, as duly authorized by the Board, has executed this First Amendment as of the date set forth below.

By:	/s/ Sherri Henry
Sherri M. Henry
Vice President, Employee Benefits

Date:	December 22, 2020